Exhibit 3.489

CERTIFIED TO BE A TRUE AND CORRECT COPY [ILLEGIBLE] TAKEN FROM AND COMPARED WITH THE ORIGINAL ON FILE IN THIS OFFICE DEC 15 2000 /s/ [ILLEGIBLE] SECRETARY OF STATE OF SOUTH CAROLINA	Jim Miles SECRETARY OF STATE FILED DEC 15 2000 AM PM 7 8 9 1 0 1 1 1 2 1 2 3 4 5 6
STATE OF SOUTH CAROLINA
SECRETARY OF STATE
ARTICLES OF ORGANIZATION
LIMITED LIABILITY COMPANY
TYPE OR PRINT CLEARLY IN BLACK INK
The undersigned deliver the following articles of organization to form a South Carolina limited liability company pursuant to Sections 33-44-202 and 33-44-203 of the 1976 South Carolina Code of Laws, as amended.

1.	The name of the limited liability company which complies with Section 33-44-105 of the South Carolina Code of 1976, as amended is Flint Hill Road, LLC

2.	The address of the initial designated office of the Limited Liability Company in South Carolina is

c/o C T CORPORATION SYSTEM, 75 Beattie Place, Two Insignia Financial Plaza

Street Address

	Greenville	29601

	City	Zip Code

3.	The initial agent for service of process of the Limited Liability Company is

C T CORPORATION SYSTEM
	Name	Signature

and the street address in South Carolina for this initial agent for service of process is

c/o C T CORPORATION SYSTEM, 75 Beattie Place, Two Insignia Financial Plaza

Street Address

	Greenville	29601

	City	Zip Code

4.	The name and address of each organizer is:

	(a)	Allied Waste North America, Inc.

Name

		15880 N. Greenway-Hayden Loop, Suite 100	Scottsdale

		Street Address	City

		Arizona	85260

		State	Zip Code

(b)

Name

		Street Address	City

		State	Zip Code

(Add additional lines if necessary)

Flint Hill Road, LLC
Name of Limited Liability Company

5.	☐	Check this box only if the company is to be term company. If so, provide the term specified:

6.	☐	Check this box only if management of the limited liability company is vested in a manager or managers. If this company is to be managed by managers, specify the name and address of each initial manager:
(a)

Name

		Street Address	City

		State	Zip Code

(b)

Name

		Street Address	City

		State	Zip Code

(c)

Name

		Street Address	City

		State	Zip Code

(d)

Name

		Street Address	City

		State	Zip Code

(Add additional lines if necessary)

Flint Hill Road, LLC
Name of Limited Liability Company

7.	☑	Check this box only if one or more of the members of the company are to be liable for its debts and obligations under section 33-44-303(c). If one or more members are so liable, specify which members, and for which debts, obligations or liabilities such members are liable in their capacity as members.

Allied Waste North America, Inc. - Sole Member (100% liable)

8.	Unless a delayed effective date is specified, these articles will be effective when endorsed for filing by the Secretary of State. Specify any delayed effective date and time:

9.	Set forth any other provisions not inconsistent with law which the organizers determine to include, including any provisions that are required or are permitted to be set forth in the limited liability company operating agreement.

10.	Signature of each organizer

/s/ Jo Lynn White Jo Lynn White, Assistant Secretary
of Allied Waste, North America, Inc., Sole Member (Add Additional lines if necessary)	Date	December 13, 2000
FILING INSTRUCTIONS
1.	File two copies of this form, the original and either a duplicate original or a conformed copy.
2.	If space on this form is not sufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form, or prepare this using a computer disk which will allow for expansion of the space on the form.
3.	This form must be accompanied by the filing fee of $110.00 payable to the Secretary of State.

Return to:	Secretary of State P.O. Box 11350 Columbia, SC 29211
4.	The first annual report for a Limited Liability Company must be delivered to the Secretary of State between January first ant April first of the calendar year after which the Limited Liability Company was organized or the foreign company was first authorized to transact business in South Carolina. Subsequent annual reports must be delivered to the Secretary of State between January first and April first of the ensuing calendar years.